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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                      InterNAP Network Services Corporation

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             (Exact name of registrant as specified in its charter)

            Washington                                     91-896926
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(State of incorporation or organization)                (I.R.S. Employer
                                                        Identification No.)

601 Union Street, Suite 1000, Seattle, WA                     98101
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 (Address of principal executive offices)                  (Zip Code)

Securities Act Registration Statement and Number to which the form relates: 333-84035

If this Form relates to the registration of a class of          If this Form relates to the registration of a class of
securities pursuant to Section 12(b)  of the Exchange           securities pursuant to Section 12(g) of the Exchange
Act and is effective pursuant to General Instruction            Act and is effective pursuant to General Instruction
A.(c), please check the following box. [ ]                      A.(d), please check the following box. [X]


Securities Act registration statement file number to which this form relates: 333-84035

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of Each Class to                    Name of Each Exchange on Which
      be so Registered                       Each Class is to be Registered
   ----------------------                    ------------------------------
           None                                          N/A
   ----------------------                    ------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $0.001 par value
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                                (Title of class)
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock," commencing at page 64 of the Prospectus included in the Registrant's Form S-1 Registration Statement, as amended, No. 333-84035 (the "Registration Statement") first filed with the Securities and Exchange Commission (the "Commission") on July 29, 1999 and is incorporated herein by reference.

ITEM 2. EXHIBITS.

        Each of the following exhibits to this registration statement has been filed as an exhibit to the Registration Statement (as defined above) and is incorporated herein by reference:

Exhibit
Number  Description
------  -----------
3.1     Amended and Restated Articles of Incorporation of InterNAP, as amended.

3.2 Form of Amended and Restated Articles of Incorporation to be filed upon the closing of the offering made pursuant to this Registration
        Statement.

3.3     Bylaws of InterNAP, as currently in effect.

3.4 Form of Amended and Restated Bylaws of InterNAP to be filed upon the closing of the offering made pursuant to this Registration Statement.

4.1     Specimen Common Stock Certificate.

10.12   Form of Stock Purchase Warrant.

10.13   Preferred Stock Purchase Warrant, dated December 15, 1998, between
        Registrant and Bob Kingsbook.

10.14   Preferred Stock Purchase Warrant, dated September 1, 1998, between
        Registrant and Phoenix Leasing Incorporated.

10.15 Preferred Stock Purchase Warrant, dated May 5, 1998, between Registrant and First Portland Corporation.

10.16   Preferred Stock Purchase Warrant, dated December 24, 1998, between
        Registrant and Robert Shurtleff, Jr.

10.17   Amended and Restated Investor Rights Agreement, dated January 28, 1999.

10.18   Shareholders Agreement, dated October 1, 1997.




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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            InterNAP Network Services
                                            Corporation

                                            (Registrant)

Date:  September 3, 1999                 By:     /s/Paul E. McBride
                                            _________________________________
                                                 Paul E. McBride
                                                 Chief Financial Officer and
                                                 Vice President of Finance



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